EXHIBIT 99.1

For more information, contact:
William M. Lowe, Jr.
Vice President
Chief Operating Officer
Chief Financial Officer
(336) 316-5664

Unifi Announces Second Quarter Results

GREENSBORO, N.C. - January 19, 2006 - Unifi, Inc. (NYSE: UFI) today released operating results for its second quarter ending December 25, 2005.

Net income for the current quarter, including discontinued operations, was a net loss of $3.8 million or $0.07 per share compared to a net loss of $7.7 million or $0.15 per share for the prior December quarter.  Net income for the first half of the Company's fiscal year 2006, including discontinued operations, was a net loss of $6.9 million or $0.13 per share compared to a net loss of $30.3 million or $0.58 per share for the prior year first half.

Net income from continuing operations for the current quarter was a net loss of $3.7 million or $0.07 per share compared to a net loss of $5.1 million or $0.10 per share for the prior December quarter.  Net income from continuing operations for the first half of fiscal year 2006 was a net loss of $9.4 million or $0.18 per share compared to a net loss of $6.2 million or $0.12 per share for the prior year first half.

Net sales from continuing operations for the current December quarter of $192.3 million were down $16.1 million or 7.7 percent compared to net sales of $208.4 million for the prior year December quarter.   Net sales for the first half of fiscal year 2006 were $377.7 million, which is a decrease of $10.3 million or 2.7 percent compared to net sales of $388.0 million for the first half of fiscal year 2005.

"While the damages caused by the hurricanes continued to affect raw materials and energy prices throughout the entire quarter, we were very pleased with our results for the quarter and the way that our operations handled the situation," said Bill Lowe, Chief Operating Officer and Chief Financial Officer for Unifi.  "The Company was able to

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Unifi Announces Second Quarter Results - page 2

meet its deliveries to customers in the quarter by successfully managing through the transportation and access issues associated with the supply of raw materials, and we offset the increases in raw materials and energy prices with a surcharge that was in effect throughout the December quarter.  In addition, through actions taken previously to reduce operating costs, we were able to increase our operating margins slightly on similar volume over the previous quarter ended September 2005."

Cash-on-hand at the end of the current December quarter was $85.0 million, down $5.7 million from the $90.7 million cash-on-hand at the end of the September quarter.  The Company funded the remaining $15.0 million investment in Yihua Unifi, which is the Company's joint venture in China, in the December quarter.

Brian Parke, Chairman and Chief Executive Officer of Unifi, said, "In China, we continue to focus on preparing the texturing equipment to produce yarn that meets Unifi quality standards, and we anticipate finishing this stage by the end of March.  We believe we will meet our quality standards in May of this year.  Interest remains very high from customers and potential customers looking to fulfill orders for their Chinese operations.  We anticipate that the joint venture will achieve breakeven levels in the fourth fiscal quarter, and we will begin to build from this platform."

Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials.  The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages.  Key Unifi brands include, but are not limited to: Sorbtek®, A.M.Y.®, Mynx® UV, Reflexx®, MicroVista® and Satura®.  Unifi's yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications.  For more information about Unifi, visit www.unifi.com.

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Financial Statements to Follow

Unifi Announces Second Quarter Results - page 3

UNIFI, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In Thousands Except Per Share Data)
	For the Quarters Ended		For the Six Months Ended
	December 25, 2005	December 26, 2004	December 25, 2005	December 26, 2004

Net sales	$ 192,300	$ 208,412	$ 377,741	$ 388,002
Cost of sales	183,207	198,669	361,126	367,523
Selling, general & administrative expenses	10,694	10,009	21,675	19,514
Provisions for bad debts	604	3,828	1,131	4,648
Interest expense	4,659	5,293	9,436	9,958
Interest income	(1,144)	(467)	(2,421)	(840)
Other (income) expense, net	(724)	(127)	(1,575)	(401)
Equity in earnings of unconsolidated affiliates	(18)	(712)	(1,842)	(1,866)
Minority interest income	-	(309)	-	(497)
Restructuring charges	-	-	29	-
Writedown of long-lived assets	-	-	1,500	-
Loss from continuing operations before income taxes and extraordinary item	(4,978)	(7,772)	(11,318)	(10,037)

Benefit for income taxes	(1,272)	(2,710)	(1,953)	(3,815)
Loss from continuing operations before extraordinary item	(3,706)	(5,062)	(9,365)	(6,222)

Income (loss) from discontinued operations, net of tax	(270)	(2,684)	2,511	(24,079)
Extraordinary gain - net of taxes of $0	208	-	-	-
Net loss	(3,768)	$ (7,746)	$ (6,854)	$ (30,301)

Earnings (losses) per common share (basic and diluted):
Net loss - continuing operations	$ (0.07)	$ (0.10)	$ (0.18)	$ (0.12)
Net income (loss) - discontinued operations	-	(0.05)	0.05	(0.46)
Extraordinary gain (loss) - net of taxes of $0	-	-	-	-
Net loss	$ (0.07)	$ (0.15)	$ (0.13)	$ (0.58)

Average basic and diluted shares outstanding	52,127	52,095	52,127	52,086

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Unifi Announces Second Quarter Results - page 4

UNIFI, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited) (In Thousands)
	December 25, 2005	September 25, 2005	June 26, 2005
Assets
Cash and cash equivalents	$ 85,019	$ 90,744	$ 105,621
Receivables, net	94,075	98,895	106,437
Inventories	109,572	114,179	110,827
Deferred income taxes	11,711	12,217	14,578
Assets held for sale	-	-	10,694
Restricted cash	-	-	2,766
Other current assets	11,335	13,109	15,590
Total current assets	311,712	329,144	366,513

Property, plant and equipment	280,908	290,599	301,574
Investments in unconsolidated affiliates	192,090	177,981	160,675
Other noncurrent assets	15,731	14,309	16,613
	$ 800,441	$ 812,033	$ 845,375
Liabilities and Shareholders' Equity
Accounts payable	$ 63,197	$ 58,401	$ 62,666
Accrued expenses	31,103	36,694	45,618
Income taxes payable	2,054	3,189	2,292
Current maturities of long-term debt
and other current liabilities	8,929	11,383	35,339
Total current liabilities	105,283	109,667	145,915

Long-term debt and other liabilities	260,738	258,731	259,790
Deferred income taxes	49,539	51,754	55,913
Minority interest	-	-	182
Shareholders' equity	384,881	391,881	383,575
	$ 800,441	$ 812,033	$ 845,375

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Unifi Announces Second Quarter Results - page 5

UNIFI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In Thousands)
	For the Six Months Ended
	December 25, 2005	December 26, 2004

Cash and cash equivalents at beginning of year	$ 105,621	$ 65,221
Operating activities:
Net loss from continuing operations	(9,365)	(6,222)
Adjustments to reconcile net loss to net cash
provided by continuing operating activities:
Net loss of unconsolidated equity affiliates,
net of distributions	288	496
Depreciation	24,688	25,118
Amortization	642	628
Net gain on asset sales	(365)	(586)
Non-cash portion restructuring charges	29	-
Non-cash write down of long-lived assets	1,500	-
Deferred income tax	(3,255)	(8,835)
Provision for bad debts and quality claims	1,131	4,648
Other noncurrent assets	-	4,109
Other	(32)	(239)
Change in assets and liabilities, excluding
effects of acquisitions and foreign currency
adjustments	331	(12,678)
Net cash provided by continuing operating
activities	15,592	6,439

Investing activities:
Capital expenditures	(7,614)	(3,642)
Acquisition	-	(1,002)
Investment in equity affiliates	(30,388)	-
Investment of foreign restricted assets	158	(262)
Collection of notes receivable	236	204
Decrease in restricted cash	2,766	-
Proceeds from sale of capital assets	2,376	621
Return of capital from equity affiliates	-	6,138
Other	(28)	(37)
Net cash (used in) provided by investing activities	(32,494)	2,020

Financing activities:
Payment of long-term debt	(24,407)	-
Common stock issued upon exercise of options	-	104
Other	40	(70)
Net cash (used in) provided by financing activities	(24,367)	34

Discontinued operations and net changes in assets
held for sale	20,544	(22,566)

Effect of exchange rate changes on cash and cash
equivalents	123	1,803

Net decrease in cash and cash equivalents	(20,602)	(12,270)

Cash and cash equivalents at end of period	$ 85,019	$ 52,951

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Unifi Announces Second Quarter Results - page 6

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, management's beliefs and assumptions made by management.  Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings or governmental investigations or proceedings (including environmental related claims), negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal.  In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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